EXHIBIT 23.1


                   Consent of Independent Public Accountants

We consent to the reference to our firm under the caption "Experts", and to the use of our reports dated April 11, 1997 (except for Note 15, as to which the date is September 26, 1997), February 28, 1997 (except for Note 12, as to which the date is September 26, 1997), and April 30, 1997 (except for Note 15, as to which the date is September 26, 1997) with respect to the financial statements of United Acquisition Company, Arcus Technology Services, Inc. and Arcus Group, Inc., respectively, included in this Joint Proxy Statement of Iron Mountain Incorporated, Arcus Group, Inc., United Acquisition Company and Arcus Technology Services, Inc., that is made a part of the Registration Statement (Form S-4) and Prospectus of Iron Mountain Incorporated to be filed on or about November 25, 1997.



                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP

Dallas, Texas
November 24, 1997